Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-138482) of Peoples Educational Holdings, Inc. on Form S-8 of our report dated August 17, 2007 appearing in this Annual Report on Form 10-K of Peoples Educational Holdings, Inc. for the year ended May 31, 2007.

/s/ McGLADREY & PULLEN, LLP McGLADREY & PULLEN, LLP
Minneapolis, Minnesota
August 17, 2007